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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

MONSTER WORLDWIDE, INC.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21571 (Commission File Number)	13-3906555 (I.R.S. Employer Identification No.)
622 Third Avenue, New York, NY 10017 (Address of Principal Executive Offices)
Registrant's telephone number, including area code (212) 351-7000
None. (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/
/    Written communications pursuant to Rule 425 under the Securities Act

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On March 29, 2005, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Monster Worldwide, Inc. (the "Company") approved the individual performance goals for the Company's executive officers to be utilized for the determination of 2005 calendar year performance awards under the Company's 1999 Long Term Incentive Plan (the "LTIP") for the year ending December 31, 2005.

        The performance goals are based upon the attainment by the Company of a range of specified percentage increases in earning per share ("EPS") over calendar 2004, determined on a consolidated fully diluted basis from continuing operations and excluding the effects of changes in accounting principles, business reorganization and other special charges, write-offs of goodwill, and the effects of discontinued operations. Subject to the terms of the LTIP and the adjustments described below, upon achievement of specified 2005 EPS goals, each of Andrew J. McKelvey, William Pastore, Charles "Lanny" Baker, Paul Camara, Jeffrey Taylor, John Mclaughlin, Peter Dolphin, Myron Olesnyckyj, Chris Power, Jonathan Trumbull and Brian Farrey will be entitled to receive bonuses in specified amounts.

        Payments of such performance awards shall be subject to the relevant executive officer remaining employed by the Company through December 31, 2005 (irrespective of whether any cessation or termination of employment is voluntary or involuntary) and shall be subject to the terms and conditions of the LTIP, including the Compensation Committee's right to reduce the amount that would otherwise be payable pursuant to a performance-based award. To the maximum extent permissible under the LTIP, the bonuses shall be payable first in cash and then in shares of the Company's common stock, par value $.001 per share ("Common Stock"). The maximum aggregate cash amount that may be actually paid to any single individual named above under the LTIP with respect to calendar 2005 (whether under the performance-based awards outlined above or other performance-based awards which end with or within calendar 2005) is $1,000,000, any amount in excess of such $1,000,000 that would otherwise be payable to a single individual under the LTIP with respect to calendar 2005 shall instead be payable to such individual in fully vested shares of Company Common Stock issued under the LTIP on March 14, 2006, and the maximum number of shares of Common Stock that may actually be issued to any single individual named above under the LTIP with respect to calendar 2005 is 2,000,000.

        In addition, on March 29, 2005, the Compensation Committee authorized the form of 2005 Management Incentive Plan for Brian Farrey, an executive officer of the Company, pursuant to which he can receive an additional target bonus upon the attainment of individual performance goals based on meeting certain expense budgets, and increased his annual base salary by $13,925. A copy of the form of 2005 Management Incentive Plan is attached hereto as Exhibit 10.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

  10.1
  Form of 2005 Management Incentive Plan and Performance Goals under the 1999 LTIP for
      Brian Farrey.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)
	By:	/s/ MYRON OLESNYCKYJ Myron Olesnyckyj Senior Vice President-General Counsel
Dated: April 1, 2005

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SIGNATURES